Exhibit 99.2

CONSENT OF TRUIST SECURITIES, INC.

TGR Financial, Inc.

3560 Kraft Road

Naples, Florida 34105

Attention: Board of Directors

RE:	Joint Proxy Statement of TGR Financial, Inc. (“TGR Financial”) and First Foundation Inc. (“First Foundation”) / Prospectus of First Foundation, which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of First Foundation (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 2, 2021, to the Board of Directors of TGR Financial as Appendix E to the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of TGR Financial’s Financial Advisor,” “THE MERGER – Background of the Merger,” “THE MERGER – TGR Financial’s Reasons for the Merger; Recommendation of the TGR Financial Board of Directors” and “THE MERGER – Opinion of TGR Financial’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any amendments or supplements to Amendment No. 1 to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: August 3, 2021

TRUIST SECURITIES, INC.

/s/ Truist Securities, Inc.